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DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

Please be advised that the location of the 1997 Annual Meeting of Stockholders of Dow Jones & Company, Inc. has been changed from the 43rd floor to the 106th floor of One World Trade Center. The 1997 Annual Meeting will now be held at:

                     The Port Authority of New York and New Jersey WINDOWS ON THE WORLD--106TH FLOOR
                     One World Trade Center
                     New York, New York

The date and time of the meeting have not changed; the meeting will be held on Wednesday, April 16, 1997 at 9:30 a.m.

Sincerely yours,


/s/ Peter G. Skinner

Peter G. Skinner
Secretary

April 3, 1997